              SILICON VALLEY BANCSHARES ANNUAL REPORT ON FORM 10-K
            EXHIBIT 21.1--SUBSIDIARIES OF SILICON VALLEY BANCSHARES

    Silicon Valley Bancshares owns outstanding voting securities or partnership interests of the following corporations and partnerships, which are included in Silicon Valley Bancshares' consolidated financial statements:

NAME                                        OWNERSHIP INTEREST   JURISDICTION OF INCORPORATION
----                                        ------------------   -----------------------------
Silicon Valley Bank.......................         100%              California
SVB Leasing Company (inactive)............         100%              California
SVB Capital I.............................         100%               Delaware
SVB Strategic Investors, LLC..............         100%              California
SVB Strategic Investors Fund, L.P.........          11%              California
Silicon Valley BancVentures, Inc..........         100%              California
Silicon Valley BancVentures, L.P..........          11%              California

    Silicon Valley Bank owns 100.0% of the outstanding voting securities of the following corporations, which are included in Silicon Valley Bancshares' consolidated financial statements:

NAME                                                         JURISDICTION OF INCORPORATION
----                                                         -----------------------------
SVB Venture Link Operations, Inc...........................      California
Silicon Valley BancVenture Link, Inc.......................      California
SVB Securities, Inc........................................      California

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